   As filed with the Securities and Exchange Commission on August 27, 1996
                                                     Registration No. 333-______

  ==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              BELMONT HOMES, INC.
             (Exact name of registrant as specified in its charter)

          Mississippi                                    64-0834574
    (State or other juris-                            (I.R.S. Employer
   diction of incorporation                           Identification No.)
       or organization)

                    Highway 25 South, Industrial Park Drive
                           Belmont, Mississippi 38827
                    (Address of Principal Executive Office)
                                   (Zip Code)

                               -----------------

                             BELMONT HOMES, INC.
                        1994 INCENTIVE STOCK PLAN AND
       1994 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                             (Full title of plan)

              Jerold Kennedy                                Copies to:
           Belmont Homes, Inc.                         J. Chase Cole, Esq.
 Highway 25 South, Industrial Park Drive          Waller Lansden Dortch & Davis,
        Belmont, Mississippi 38827           A Professional Limited Liability Company
 (Name and address of agent for service)            2100 Nashville City Center
              (601) 454-9217                             511 Union Street
 (Telephone number, including area code,            Nashville, Tennessee 37219
          of agent for service)


===========================================================================================================
       Title of                                Proposed Maximum      Proposed Maximum
      Securities           Amount to be         Offering Price      Aggregate Offering         Amount of
   to be Registered         Registered             Per Share               Price           Registration Fee
===========================================================================================================
    Common Stock,         262,000 shares          $ 16.00              $  4,192,000           $1,445.52
 $.10 par value (1)

- -----------------------------------------------------------------------------------------------------------
    Common Stock,           4,000 shares          $ 18.13              $     72,500           $   25.00
 $.10 par value (2)

- -----------------------------------------------------------------------------------------------------------
    Common Stock,         184,000 shares          $ 22.25(4)           $  4,094,000           $1,411.72
 $.10 par value (3)

- -----------------------------------------------------------------------------------------------------------
      Total               450,000 shares              --               $  8,358,500           $2,882.24

===========================================================================================================

(1) Represents 262,000 shares reserved for issuance at $16.00 per share under the 1994 Incentive Stock Plan.
(2) Represents 4,000 shares reserved for issuance at $18.13 per share under the 1994 Non-Qualified Stock Option Plan For Non-Employee Directors.
(3) Represents 138,000 shares and 46,000 shares reserved for issuance pursuant to future grants of stock options under the 1994 Incentive Stock Plan and the 1994 Non-Qualified Stock Option Plan For Non-Employee Directors, respectively.
(4) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(h)(1) and (c) under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price on August 26, 1996.

                                EXPLANATORY NOTE

                 The Reoffer Prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of
Part I of Form S-3 and may be used for reoffers or resales of the common stock, par value $.10 per share (the "Common Stock"), of Belmont Homes, Inc., a Mississippi corporation ("Belmont" or the "Company") acquired by "affiliates" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) and by holders of shares of Common Stock issued under certain employee benefit plans of the Company which shares constitute "restricted securities" as defined in Rule 144(a)(3) under the Securities Act, pursuant to the exercise of options under the Company's 1994 Incentive Stock Plan or the Company's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors.

Reoffer Prospectus

                                 103,500 SHARES

                              BELMONT HOMES, INC.

                                  COMMON STOCK

                 This Reoffer Prospectus (the "Prospectus") is being used in connection with the offering by certain selling shareholders (the "Selling Shareholders") of shares of Common Stock, par value $.10 per share (the "Common Stock"), of Belmont Homes, Inc., a Mississippi corporation ("Belmont" or the "Company") who may be deemed to be "affiliates" of the Company (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")), or that hold shares of Common Stock issued under certain employee benefit plans of the Company which shares constitute "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act, which may be acquired by them and are available to be resold by them pursuant to the Company's 1994 Incentive Stock Plan (the "Incentive Plan") or the 1994 Non-Qualified Stock Option Plan For Non-Employee Directors (the "Director Plan").

                 The shares may be offered by the Selling Shareholders from time to time in transactions through the Nasdaq National Market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                 None of the proceeds from the sale of the shares by any of the Selling Shareholders will be received by Belmont. Belmont has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration of the shares being offered by such Selling Shareholders.

                       ---------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ---------------------------------

                                August 27, 1996

                               TABLE OF CONTENTS

                                                                                                                     PAGE

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

Belmont Homes, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                             AVAILABLE INFORMATION


                 Belmont is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has furnished and intends to furnish reports to its shareholders, which will include financial statements audited by its independent certified public accounts, and such other reports as it may determine to furnish or as required by law, including Sections 13(a) and 15(d) of the Exchange Act. Proxy statements, reports and other information concerning Belmont can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located in the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Belmont's Common Stock is listed on the Nasdaq National Market. Proxy statements, reports and other information concerning Belmont can be inspected and copied at the Nasdaq Operations office located at 1735 K Street, N.W., Washington, D.C. 20006.

                 The Company has filed a registration statement (the "Registration Statement") on Form S-8 with respect to the Common Stock offered hereby with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERINGS HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BELMONT OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BELMONT SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference as of the dates thereof:

                 (a) Annual Report on Form 10-K for the year ended December 31, 1995 (Commission No. 0-26142);

                 (b) The description of the Common Stock contained in the Registration Statement on Form 8-A, filed pursuant to
                         Section 12 of the Exchange Act on May 25, 1995;

                 (c) The section entitled "Risk Factors" contained in the Registration Statement on Form S-1, as amended (Registration No. 33-87868);

                 (d) Quarterly Report on Form 10-Q for the period ended March 31, 1996 (Commission No. 0-26142); and

                 (e) Quarterly Report on Form 10-Q for the period ended June 30, 1996 (Commission No. 0-26142).

                 All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Thomas D. Keenum, Sr., Belmont Homes, Inc., Highway 25 South, Industrial Park Drive, Belmont, Mississippi 38827 (telephone number 601-454-9217).

                              BELMONT HOMES, INC.

                 The Company produces and markets a variety of single- and double-section manufactured homes under the Premier, Glenwood, Clarksdale, Spirit and River Valley brand names through approximately 320 dealers and 450 sales centers in 19 states, primarily in the southern United States. The Company has long-established relationships with most of its dealers, and management believes these relationships contribute significantly to the Company's successful selling efforts. The Company targets its homes to a variety of price points within the moderately-priced segment of the manufactured housing market. The Company's single-section homes range in size from 652 square feet to 1,248 square feet and sell at retail prices between $13,500 and $30,000. The Company's double-section homes range in size from 1,072 square feet to 2,036 square feet and sell at retail prices between $22,000 and $49,000. The Company manufactures its homes in eight production facilities, five of which are located in Mississippi and three in Arkansas. The Company, which operated three facilities during 1994, has opened or acquired four facilities in 1995, one in 1996 and is currently completing construction of an additional facility in Conway, Arkansas.

                 The executive offices of Belmont are located at Highway 25 South, Industrial Park Drive, Belmont, Mississippi 38827, and its telephone number is 601-454-9217.

                 The shares of Common Stock offered hereby will be purchased by the Selling Shareholders upon exercise of options granted to them and will be sold for the account of the Selling Shareholders.

                 Prospective purchasers shall carefully consider the risks of investing in the Common Stock. Prospective purchasers of the Common Stock are referred to the Company's Registration Statement on Form S-1, as amended (Registration No. 33-87868) and incorporated by reference into this Reoffer Prospectus, which contains a description of some of the risks of investing in the Common Stock.


                                USE OF PROCEEDS

                 All of the shares of Common Stock are being offered by the Selling Shareholders. Belmont will not receive any proceeds from the sale of shares of Common Stock by any of the Selling Shareholders.


                              SELLING SHAREHOLDERS


                 The Selling Shareholders may, from time to time, include the following executive officers of the Company who have been granted options under the Incentive Plan: William A. Sheffield, Chief Financial Officer; William M. Kunkel, Vice President of Finance; Thomas D. Keenum, Sr., Secretary and a Director of the Company; and John W. Allison, President of Spirit Homes and a Director of the Company. The Selling Shareholders may also include the following persons: Roger D. Moore, an employee and Director of the Company;

A. Douglas Jumper, Sr., a Director of the Company; Don D. Murphy, a Director of the Company; J.M. Page, a Director of the Company; and Aubrey Burns Patterson, a Director of the Company.

                 The following table shows (i) the name of each of the Selling Shareholders; (ii) the number of shares of Common Stock owned by each Selling Shareholder as of June 30, 1996; (iii) the number of such shares of Common Stock covered by this Prospectus; and (iv) the amount and the percentage of the Common Stock to be owned by each Selling Shareholder after completion of this offering, assuming the sale of all shares of Common Stock covered by this
Prospectus:

                                          SHARES OWNED                                  SHARES          PERCENTAGE
              POTENTIAL                       AS OF                 SHARES               OWNED              OF
         SELLING SHAREHOLDER            JUNE 30, 1996 (1)        OFFERED (2)        AFTER OFFERING       CLASS (3)
         -------------------           -------------------       -----------        --------------      -----------
 William A. Sheffield                         15,000               10,000                5,000               *
 William M. Kunkel                            50,000               50,000                  0                 *
 Thomas D. Keenum, Sr.(4)                    273,980                1,000              273,980             4.4
 John W. Allison                              93,500               28,500               65,000             1.0
 Roger D. Moore                              169,295               10,000              159,295             2.5
 A. Douglas Jumper, Sr.                      551,958                1,000              550,958             8.8
 Don D. Murphy                                98,403                1,000               97,403             1.6
 J.M. Page                                   200,781                1,000              199,781             3.2
 Aubrey Burns Patterson                        1,000                1,000                  0                 *

- ---------------
 *      Indicates less than 1% ownership.
(1) For persons that may be deemed to be affiliates of the Company, includes shares of Common Stock underlying options granted to such Selling Shareholders under the Incentive Plan and the Director Plan.
(2) The preceding table reflects all Selling Shareholders who are eligible to reoffer and resell Common Stock, whether or not they have a present intent to do so. There is no assurance that any of the Selling Shareholders will sell any or all of the Common Stock offered by them hereunder. In addition, the inclusion in the foregoing table of an individual's name shall not be deemed to be an admission that any such individual is an "affiliate" of the Company. This Prospectus may be amended or supplemented from time to time to add or delete Selling Shareholders or the number of shares of Common Stock offered by any Selling Shareholder.
(3)     Computation based upon 6,255,000 shares outstanding on August 1, 1996.
(4) Includes 39,624 shares owned by Thomas D. Keenum, Jr., of which Mr. Keenum, Sr. has voting control.

                              PLAN OF DISTRIBUTION

        The shares of Common Stock being offered by the Selling Shareholders are offered for their own accounts. The Company will not receive any of the proceeds from any eventual sales of such shares of Common Stock. The shares may be offered by the Selling Shareholders from time to time in transactions through the Nasdaq National Market, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


                                    EXPERTS

        The financial statements incorporated herein by reference have been audited by KPMG Peat Marwick LLP, independent certified public accountants, for the periods indicated in their report thereon which is included in Belmont' Annual Report on Form 10-K for the year ended December 31, 1995. The financial statements audited by KPMG Peat Marwick LLP have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.


                                 LEGAL MATTERS

        Certain legal matters with respect to the validity of the shares of Common Stock offered hereby have been passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, special counsel to the Company.

Prospectus

                                 450,000 SHARES

                              BELMONT HOMES, INC.

                                  COMMON STOCK

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) prospectus, and are available, without charge, to the participants upon written or oral request to Thomas D. Keenum, Sr., Secretary, Belmont Homes, Inc., Highway 25 South, Industrial Park Drive, Belmont, Mississippi 38827 (telephone number 601-454-9217).


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference as of the dates thereof:

        (a) Annual Report on Form 10-K for the year ended December 31, 1995 (Commission No. 0-26142);

        (b) The description of the Common Stock contained in the Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 25, 1995;

        (c) The section entitled "Risk Factors" contained in the Registration Statement on Form S-1, as amended (Registration No. 33-87868);

        (d) Quarterly Report on Form 10-Q for the period ended March 31, 1996 (Commission No. 0-26142); and

        (e) Quarterly Report on Form 10-Q for the period ended June 30, 1996 (Commission No. 0-26142).

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.


ITEM 4.          DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        (a) Article 8 of the Company's Restated Articles of Incorporation provides as follows:

                         Indemnification. (a) The Company shall indemnify, and
                 upon request shall advance expenses prior to final disposition of a proceeding to, any person (or the estate or personal representative of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding: (a) to the full extent permitted by Section 79-4-8.51 of the Mississippi Business Corporation Act (the "Act"), and (b) despite the fact that such person has not met the standard of conduct set forth in Section 79-4-8.51(a) of the Act or would be disqualified for indemnification under
                 Section 79-4-8.51(d) of the Act, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Act that (i) the director, officer, employee or agent is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) the acts or omissions of the officer, employee or agent did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding need not be accompanied by the affirmation required by Section 79-4-8.53(1) of the Act, but the remaining provisions of
                 Section 79-4-8.53 of the Act shall be applicable to any such request. The Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her.

                         (b) The rights to indemnification and advancement of
                 expenses set forth in Subsection (a) of this Article 8 are intended to be more extensive than those which are provided for with respect to permissive indemnification in the Act, are contractual between the Company and the person being indemnified, and the heirs, executors and administrators of such person, and in this respect are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in Subsection (a) of this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled or granted by law, these Restated Articles of Incorporation, the bylaws, a resolution of the Board of Directors, vote of the shareholders of the Company, or an agreement with the Company, which means of indemnification and advancement of expenses are hereby specifically authorized. Any repeal or modification of the provisions of this Article 8 shall not affect any obligations of the Company or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification. If an amendment to the Act hereafter limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article 8 which occur subsequent to the effective date of such amendment.

                         (c) If this Article 8 or any portion thereof shall be
                 invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director, officer, employee or agent of the Company as to any liability incurred or other amounts paid in with respect to any proceeding, including, without limitation, a grand jury proceeding and any proceeding by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article 8 that shall not have been invalidated, by the Act, or by any other applicable law. Unless the context otherwise requires, terms used in this
                 Article 8 shall have the meanings given in Section 79-4-8.50 of the Act.

        (b) In addition to the foregoing provisions of the Restated Articles of Incorporation of the Registrant, officers, employees and agents of the Registrant may be indemnified by the Registrant pursuant to the provisions of
Section 79-4-8.56 of the Mississippi Business Corporation Act.


ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Shares of Common Stock previously issued under either of the Incentive Plan or the Directors Plan, including the granting of options to purchase shares of Common Stock, were so issued or granted in reliance upon
Section 4(2) of the Securities Act and, in some cases, Rule 701 promulgated under the Securities Act.


ITEM 8.          EXHIBITS.

4.1 Article 5 of the Restated Articles of Incorporation of Registrant (included in Exhibit 3.1) (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1, Registration No. 33-87868)

4.2 Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1, Registration No. 33-87868)

5 Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company

21               Subsidiaries of the Registrant

23.1             Consent of KPMG Peat Marwick LLP

23.2 Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company (contained in their opinion filed as Exhibit 5 to this Registration Statement)

24               Power of Attorney (included on the signature page)

99.1 Registrant's 1994 Incentive Stock Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Registration Statement on Form S-1, Registration No. 33-87868)

99.2 Registrant's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit
                 10.2 of the Registrant's Registration Statement on Form S-1, Registration No. 33-87868)

ITEM 9.          UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belmont, State of Mississippi, on August 26, 1996.

                            BELMONT HOMES, INC.


                            By:  /s/ Jerold Kennedy
                                 -----------------------------------------
                                    Jerold Kennedy
                                    President and Chief Executive Officer


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jerold Kennedy and William A. Sheffield his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Name                                      Title                           Date
        ----                                      -----                           ----
/s/ A. Douglas Jumper, Sr.                Chairman of the Board;            August 26, 1996
- ---------------------------------         Director
A. Douglas Jumper, Sr.


/s/ Jerold Kennedy                        President and Chief Executive     August 26, 1996
- ---------------------------------         Officer; Director
Jerold Kennedy                            (principal executive officer)


/s/ William A. Sheffield                  Chief Financial Officer           August 26, 1996
- ---------------------------------         (principal financial
William A. Sheffield                      and accounting officer)


/s/ Thomas D. Keenum, Sr.                 Secretary/Treasurer and           August 26, 1996
- ---------------------------------         General Counsel; Director
Thomas D. Keenum, Sr.


/s/ Don D. Murphy                         Director                          August 26, 1996
- ---------------------------------
Don D. Murphy


                                          Director                          August     , 1996
- ---------------------------------                                                  ----
J.M. Page


                                          Director                          August     , 1996
- ---------------------------------                                                  ----
Aubrey Burns Patterson


/s/ John W. Allison                       President of Spirit Homes;        August 27, 1996
- ---------------------------------         Director
John W. Allison


/s/ Roger D. Moore                        Director of Sales and             August 26, 1996
- ---------------------------------         Marketing; Director
Roger D. Moore





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